UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 11, 2022
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 Main Campus Drive
Raleigh, NC 27606
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Rebecca Bottorff as Director
On January 11, 2022, the board of directors (the “Board”) of Bandwidth Inc., a Delaware corporation (the “Company”), increased the number of directors that constitutes the Board from five to six directors, and appointed Rebecca Bottorff to fill the vacancy resulting from such increase, effective as of January 11, 2022. Ms. Bottorff will serve as a Class III Director and will serve until the 2023 annual meeting of the Company’s stockholders.
Ms. Bottorff has served as Chief People Officer of the Company since 2010. As Chief People Officer, Ms. Bottorff leads the Company’s People Services team and helps shape the Company’s corporate culture. Prior to joining the Company, Ms. Bottorff was founder and President of Venture Savvy Consulting Group, providing human resources and leadership expertise primarily to growing technology companies. Prior to that, she was Vice President of Human Resources and a member of the executive team at Motricity (now Voltari), a publicly traded digital advertising company. Earlier, she was Vice President of Human Resources and a member of the executive team at then-public Konover Property Trust. She holds a B.A in Sociology from the University of Cincinnati. Ms. Bottorff’s compensation arrangement as the Company’s Chief People Officer is described in the section titled “Executive Compensation” in the Company’s definitive proxy statement for the 2021 Annual Meeting of Stockholders (File No. 011-38285), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2021. Ms. Bottorff shall receive no additional compensation for her service as a director of the Company.
Departure of Chief Marketing Officer, Noreen Allen
On January 14, 2022, the Company entered into a letter agreement (the “Allen Letter Agreement”) with Noreen Allen, the Company’s outgoing Chief Marketing Officer, in connection with her resignation. As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on November 30, 2021, Ms. Allen previously submitted her resignation and will depart the Company effective January 14, 2022.
Pursuant to the Allen Letter Agreement, Ms. Allen will be entitled to receive (i) a cash amount equal to $305,146.08, payable over twelve months, (ii) an additional cash amount equal to the Management-by-Objective cash bonus that Ms. Allen would have otherwise earned for 2021 performance (if any), payable in February 2022 (which amount has not yet been determined), and (iii) a monthly healthcare stipend of $568.35, payable for twelve months, which is intended to facilitate the purchase of healthcare coverage. Additionally, under the Allen Letter Agreement, 3,463 restricted stock units granted to Ms. Allen that are scheduled to vest on February 21, 2022 will become fully vested on January 14, 2022.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Bandwidth Inc. press release, dated January 18, 2022
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: January 18, 2022	By:	/s/ R. Brandon Asbill
	Name:	R. Brandon Asbill
	Title:	General Counsel and Secretary